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      MASTER BALLOT FOR HOLDERS OF OLD SENIOR NOTES OF FLAGSTAR CORPORATION
                             CLASS 4 UNDER THE PLAN
                    TO BE RECEIVED BY THE SOLICITATION AGENT
               BEFORE 5:00 P.M., EASTERN TIME, _____________, 1997









                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                       )    Case No. 97-
                                            )    Chapter 11
FLAGSTAR COMPANIES, INC.,                   )
FLAGSTAR CORPORATION,                       )    MASTER BALLOT FOR ACCEPTING OR
                                            )    REJECTING "DEBTORS' JOINT PLAN
                              Debtors.      )    OF REORGANIZATION" TO BE FILED
                                            )    BY FLAGSTAR COMPANIES, INC.
                                            )    AND FLAGSTAR CORPORATION
___________________________________________      (CLASS 4)


THIS MASTER BALLOT IS TO BE USED BY BROKERS, PROXY INTERMEDIARIES OR OTHER NOMINEES FOR VOTING ON BEHALF OF BENEFICIAL OWNERS HOLDING THE OF 103/4% SENIOR NOTES AND FOR BENEFICIAL OWNERS OF THE 107/8 % SENIOR NOTES OF FLAGSTAR CORPORATION (THE "OLD SENIOR NOTES"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS MASTER BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THIS MASTER BALLOT HAS NOT BEEN RECEIVED BY ______________________________ (THE "SOLICITATION AGENT") BY 5:00
P.M., EASTERN TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), IT WILL NOT BE COUNTED. PLEASE MAIL YOUR MASTER BALLOT PROMPTLY. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         Flagstar Companies, Inc. ("FCI") and its wholly-owned subsidiary Flagstar Corporation ("Flagstar," and collectively with FCI, the "Company") are soliciting votes with respect to their joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") referred to in the accompanying Disclosure and Solicitation Statement dated ____________, 1997, (the "Solicitation Statement"). Please review the Solicitation Statement and the appendices thereto carefully before completing this Master Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.




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         This Master Ballot may not be used for any purpose other than for voting to accept or reject the Plan. This Master Ballot is to be used by brokers, proxy intermediaries or other nominees for voting on behalf of beneficial owners holding the Old Senior Notes. The Old Senior Notes are classified in Class 4 in the Plan.

         FCI and Flagstar have not yet commenced a bankruptcy case. If the Plan receives sufficient acceptances, FCI and Flagstar intend to commence their bankruptcy case and promptly seek Confirmation of the Plan.

         The Plan can be confirmed by the bankruptcy court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines the Plan otherwise satisfies the requirements of section 1129(b) of the United States Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in such class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Old Senior Notes and all other Holders of Claims against and Interests in the Company (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

         The record date (the "Record Date") for purposes of determining which holders of Old Senior Notes are eligible to vote on the Plan is ____________, 1997. Only holders of Old Senior Notes in whose name such securities are registered on the books of the Company on the Record Date or any person who has obtained a properly completed proxy from such person are eligible to vote on the Plan. Holders of Old Senior Notes who purchased such securities or whose purchase of such securities is registered after the Record Date who wish to vote on the Plan must arrange with their respective seller(s) to receive a proxy from the holder of record on such date, a form of which is included on the last page of this Master Ballot.

PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT BEFORE COMPLETING THE MASTER BALLOT:

ITEM 1. AGGREGATE PRINCIPAL AMOUNT OF OLD SENIOR NOTES AS TO WHICH VOTES ARE
CAST.

         The undersigned is a registered or record owner of, or has been granted a proxy or power of attorney for, $_______________ principal amount of Old Senior Notes, for which voting instructions have been received from beneficial owners (the "Beneficial Owners") of such Old Senior Notes as listed in Item 3 below.

ITEM 2.  CLASS 4 UNDER THE PLAN (OLD SENIOR NOTES) VOTE -- AGGREGATE AMOUNT.

         The Beneficial Owners of Old Senior Notes vote as follows:


         To Accept the Plan ____________________________________________________
                                                 Aggregate principal amount of
                                                 Old Senior Notes

         To Reject the Plan ____________________________________________________
                                                 Aggregate principal amount of
                                                 Old Senior Notes

ITEM 3. CLASS 4 UNDER THE PLAN (OLD SENIOR NOTES) VOTE -- NUMBER OF BENEFICIAL OWNERS.

         The undersigned certifies that the following Beneficial Owners of Old Senior Notes or those on the attached list, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting the following votes (indicate the aggregate principal amount voted by each respective Beneficial Owner under the appropriate column. Please use additional sheets of paper if necessary):


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



                                                          PRINCIPAL AMOUNT OF OLD SENIOR NOTES VOTED

                  CUSTOMER ACCOUNT NUMBER FOR EACH                 TO ACCEPT THE                     TO REJECT THE
                BENEFICIAL OWNER OF OLD SENIOR NOTES                   PLAN                              PLAN

       1.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       2.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       3.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       4.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       5.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       6.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       7.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       8.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       9.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

      10.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------



ITEM 4.  CERTIFICATION AS TO OLD SENIOR NOTES HELD IN ADDITIONAL ACCOUNTS.

         The undersigned certifies that it has transcribed below the information, if any, as to the Old Senior Notes held in additional accounts as provided in Item 3 of each Ballot received by the undersigned from a Beneficial
Owner:




               YOUR CUSTOMER ACCOUNT                                                                    PROPOSED AMOUNT OF
                  NUMBER FOR EACH           REGISTERED HOLDER OR                                     OLD SENIOR NOTES HELD IN
                 BENEFICIAL OWNER         NOMINEE OF OTHER ACCOUNT        OTHER ACCOUNT NUMBERS      OTHER ACCOUNTS AND VOTED

       1.                                                                                           $
          ---------------------------    --------------------------      -----------------------      -----------------------

       2.                                                                                           $
          ---------------------------    --------------------------      -----------------------      -----------------------

       3.                                                                                           $
          ---------------------------    --------------------------      -----------------------      -----------------------

       4.                                                                                           $
          ---------------------------    --------------------------      -----------------------      -----------------------

       5.                                                                                           $
          ---------------------------    --------------------------      -----------------------      -----------------------


ITEM 5. By signing this Master Ballot, the undersigned certifies that each Beneficial Owner of Old Senior Notes whose votes are being transmitted by this Master Ballot has been provided with a copy of the Ballot and the Solicitation Statement and the appendices thereto.



                                                       3


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ITEM 6. By signing this Master Ballot, the undersigned certifies that: (i) it received a separate, complete and fully executed Ballot with respect to each Beneficial Owner referenced in Item 3 of this Master Ballot and (ii) it is the registered or record owner of, or has been granted a proxy or power of attorney for, the aggregate principal amount of Old Senior Notes set forth in Item 1. The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Solicitation Statement.


                                      Name:____________________________________
                                           (Print or Type)

                                      __________________________________________
                                      Social Security or Federal Tax I.D. No.

                                      Signature: _______________________________

                                      By: ______________________________________
                                         (If Appropriate)

                                      Title: ___________________________________
                                            (If Appropriate)

                                      Address: _________________________________
                                               Street

                                      __________________________________________
                                      City, State and Zip Code

                                      Telephone Number: (___)___________________




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         THIS MASTER BALLOT MUST BE RECEIVED BY THE SOLICITATION AGENT,
                 ______________________________, AT THE ADDRESS
                    LISTED BELOW, BY 5:00 P.M., EASTERN TIME,
        ON ____________, 1997 (UNLESS EXTENDED), OR THE VOTES TRANSMITTED
                           HEREBY WILL NOT BE COUNTED.



                          [NAME OF SOLICITATION AGENT]



                        By Mail/Hand/Overnight Delivery:
                         [address of solicitation agent]



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                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT


         THE MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PLAN. Accordingly, holders should NOT surrender certificates representing their securities in connection with voting on the Plan, and neither the Company nor the Solicitation Agent will accept delivery of any such certificates tendered together with this Master Ballot. Surrender of Old Senior Notes for exchange may only be made pursuant to a letter of transmittal which will be furnished subsequently by the Company.

         To have the Beneficial Owners' votes count, you must complete, sign and return this Master Ballot so that it is received by the Solicitation Agent not later than 5:00 p.m., Eastern time, on ____________, 1997, unless extended at the sole discretion of the Company. If you receive Ballots from Beneficial Owners after ____________, 1997, please retain all such Ballots and notify the Solicitation Agent of your receipt of such late Ballots.

         If you complete and return more than one Master Ballot and the later dated Master Ballot(s) supplement rather than supersede the earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words "Additional Votes" or such other language as you customarily use to indicate votes that are not meant to revoke earlier votes.

         To properly complete the Master Ballot, take the following steps:

                  (a) provide appropriate information for each of the items on the Master Ballot. Please note that Items 3 and 4 request information which should be set forth in the Ballots received by you from each individual beneficial owner for whom you hold Old Senior Notes. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each beneficial owner and his or her assigned sequential number);

                  (b) indicate in Item 2 the aggregate principal amount of Old Senior Notes held by you as the registered or record holder on behalf of the Beneficial Owners, or for which you have been granted a power of attorney, that has voted to accept or to reject the Plan;

                  (c) indicate in Item 3 each Beneficial Owner's vote to accept or to reject the Plan;

                  (d) provide in Item 4 the information provided by each Beneficial Owner with respect to Old Senior Notes held by such Beneficial Owners in other accounts;

                  (e)      sign and date the Master Ballot;

                  (f) if you are completing this Master Ballot on behalf of another entity, state your title with such entity and the capacity in which you are signing;

                  (g) provide your name and mailing address if different from the preprinted address on the Master Ballot or if no preprinted address appears on the Master Ballot; and

                  (h) please use additional sheets of paper if additional space is required to respond to any item on the Master Ballot (clearly marked to indicate the applicable item of the Master Ballot).

         Please contact the Solicitation Agent in order to arrange for delivery of the completed Master Ballot to its offices.

         o You should deliver a Ballot and Solicitation Statement to each beneficial owner of the Old Senior Notes and take any action required to enable each such beneficial owner to vote his respective Old Senior Notes to accept or reject the Plan. With regard to any Ballots returned to you, you must either (i) execute and forward such Ballots to the Solicitation Agent or (ii)(a) retain such Ballots in your files and transfer the requested information from each such Ballot onto the attached Master Ballot, (b) execute the Master Ballot and (c) arrange for delivery of such Master Ballot to the Solicitation Agent. THE COMPANY REQUESTS THAT YOU RETAIN IN YOUR FILES THE BALLOTS RECEIVED FROM THE BENEFICIAL OWNERS (INCLUDING LATE OR INCOMPLETE BALLOTS, IF
         ANY) UNTIL THE COMPANY NOTIFIES YOU THAT THE PLAN HAS BEEN CONFIRMED BY THE BANKRUPTCY COURT.

         o If you are both the registered or record owner and beneficial owner of any principal amount of Old Senior Notes or if you have a proxy from a beneficial owner to vote for such beneficial owner and you wish to vote such Old Senior Notes, you must return a Ballot.

         No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to your clients. We will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the Plan.



         IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE SOLICITATION AGENT AT [TELEPHONE #].

                     (THIS PAGE IS FOR USE AS A PROXY ONLY.
                IT NEED NOT BE COMPLETED AS PART OF THE BALLOT)


                              PROXY WITH RESPECT TO
                         SOLICITATION OF ACCEPTANCES FOR
                                       THE
                         JOINT PLAN OF REORGANIZATION OF
                FLAGSTAR COMPANIES, INC. AND FLAGSTAR CORPORATION
                         FROM THE HOLDERS OF OUTSTANDING

                    OLD SENIOR NOTES OF FLAGSTAR CORPORATION


         The undersigned hereby irrevocably appoints __________________________
_______________________________________________________________________________
as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan (as defined below) with respect to the Old Senior Notes of pursuant to the Solicitation Statement dated ____________, 1997, in which Flagstar Companies, Inc. and Flagstar Corporation (collectively, the "Company") are soliciting acceptances from record holders of the Old Senior Notes of the close of business on ____________, 1997 (the "Record Date") for its plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"), with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE DEADLINE ____________, 1997 UNLESS EXTENDED BY THE COMPANY.


Name(s): ________________________       Signature(s): __________________________

         ________________________                     __________________________


                                        By:           __________________________

                                        Title:        __________________________

                                        Dated:        __________________________


                                        Signatures Guaranteed By:

                                        ________________________________________
                                                   (Name of Institution)

                                        ________________________________________
                                                   Authorized Signature

                                        ________________________________________
                                                         Title

Principal Amount of
Old Senior Notes Owned:  $______________________________________________________


         This proxy must be executed by the record holder(s) at the close of business on the Record Date in exactly the same manner as the name(s) appear(s) on the Old Senior Notes to which this proxy relates. If the Old Senior Notes to which this proxy relates are held of record by two or more joint holders on the Record Date, all such


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holders must sign this proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company and the Solicitation Agent of such person's authority so to act. If Old Senior Notes owned by the record holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration. Unless the record holder on the Record Date is a member of an authorized signature guarantee program recognized by the Company (an "Eligible Institution"), this proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record holder.

         Except as otherwise provided in this Proxy, all signatures on this Proxy must be guaranteed by an institution that is a member of a Signature Guarantee Program (an "Eligible Guarantor Institution") recognized by the Solicitation Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchanges Medallion Signature Program (MSP)), unless expressly waived by the Company. Signatures on this Proxy need not be guaranteed if this Proxy is for Old Senior Notes held for the account of an Eligible Guarantor Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.



                                        9


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